Exhibit 99.1

News Release

January 18, 2022

SSR MINING TO announce FOURTH Quarter 2021 consolidated
financial results ON FEBRUARY 23, 2022

DENVER, CO – SSR Mining Inc. (NASDAQ/TSX: SSRM; ASX: SSR) (“SSR Mining”) announces the date for its fourth quarter 2021 consolidated financial results news release and conference call. SSR Mining will present its consolidated financial statements in accordance with U.S. GAAP beginning with its fourth quarter and annual 2021 financial results. As a part of the transition to US GAAP, comparative restated financial statements including balance sheet as of December 31, 2020 and 2019 and statement of operations for the years ended December 31, 2020 and 2019 will also be provided. Investors, media and the public are invited to listen to the conference call.

▪	News release containing fourth quarter consolidated financial results: Wednesday, February 23, 2022, before markets open.

▪	Conference call and webcast: Wednesday, February 23, 2022, at 5:00 pm EST.
Toll-free in U.S. and Canada:	+1 (800) 319-4610
All other callers:	+1 (604) 638-5340

Webcast: http://ir.ssrmining.com/investors/events

▪	The conference call will be archived and available on our website. Audio replay will be available for two weeks by calling:
Toll-free in U.S. and Canada:	+1 (855) 669-9658, replay code 8300
All other callers:	+1 (412) 317-0088, replay code 8300

About SSR Mining

SSR Mining Inc. is a leading, free cash flow focused intermediate gold company with four producing assets located in the USA, Turkey, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets in the USA, Turkey, Mexico, Peru, and Canada. In 2020, the four operating assets produced approximately 711,000 gold-equivalent ounces. SSR Mining is listed under the ticker symbol SSRM on the NASDAQ and the TSX, and SSR on the ASX.

SSR Mining Contacts

F. Edward Farid, Executive Vice President, Chief Corporate Development Officer

Alex Hunchak, Director, Corporate Development and Investor Relations

SSR Mining Inc.

E-Mail: invest@ssrmining.com

Phone: +1 (416) 306-5789

To receive SSR Mining's news releases by e-mail, please register using the SSR Mining website at www.ssrmining.com.

SOURCE: SSR Mining Inc.

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